UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2014

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-52040	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

Unit Purchase and Redemption Agreement and Amended and Restated Limited Liability Company Agreement

On May 16, 2014, Armada Oil, Inc. (“we,” “us,” “our” or the “Company”) entered into a Unit Purchase and Redemption Agreement (the “UPRA”) with Gulfstar Resources, LLC, a private energy investment group (“Gulfstar”).  Pursuant to the terms of the UPRA, TNR Holdings, LLC (“TNRH”) agreed to sell to Gulfstar a total of 3,780 Class A Units of TNRH at a price of $564.31 per Unit and to redeem from our wholly owned subsidiary, Mesa Energy, Inc. (“Mesa”) a total of 3,780 of its Class B Units of TNRH for the same price, less transaction costs.  The aggregate amount that Mesa will receive under the UPRA is $2,133,092, less transaction expenses estimated at approximately $26,000.  The net proceeds will be used by Mesa to pay the first annual consulting fee due to Coral Reef Capital, LLC, an affiliate of Gulfstar, under its Consulting Services Agreement, in the amount of $64,000, with the balance of approximately $2.04 million to be used for the drilling of the Bear Creek #1 well, the initial test well on the Company’s Anadarko farmout acreage in Carbon County, Wyoming.

The initial closing under the UPRA occurred on May 16, 2014, for 1,460 Units of TNRH for $823,893, less expenses of $19,765, and the balance of the purchase commitment is to be funded by Gulfstar no later than July 15, 2014.  Assuming the full 3,780 Units are purchased by Gulfstar, Mesa’s ownership percentage in TNRH (which was approximately 39.7% prior to the first closing under the UPRA) will fall to approximately 27%.

Simultaneously, Mesa and Gulfstar entered into an amendment to the Amended and Restated Limited  Liability Company Agreement of TNRH to make technical corrections necessary in relation to the UPRA and to provide that TNRH’s initial quarterly distribution or distributions of available cash from operations in 2014 will be allocated as follows:  (a) the amount otherwise distributable to Mesa will be increased by an aggregate $397,711.00 and (b) the amount otherwise distributable to Gulfstar will be decreased by an aggregate $397,711.00.  The purpose of this adjustment is to reimburse Mesa in connection with site-specific trust accounts owned by TNRH such that the amount Mesa and its affiliates have previously funded into such trust accounts is proportional to Mesa’s ownership percentage of TNRH.

The foregoing is a summary of the material terms and conditions of the agreements referred to above and is qualified by reference to the agreements, copies of which are filed as exhibit to this report, and which are incorporated herein by reference.  In addition, more complete descriptions of the terms of the Amended and Restated Limited Liability Company Agreement of TNRH and of the Consulting Services Agreement with Coral Reef Capital are contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 27, 2013, and April 16, 2014, and are incorporated herein by reference.

Amended Securities Purchase Agreement and Related Matters

As previously reported, on May 1, 2013, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain investors (the “Purchasers”) for the purchase of up to $4,000,000 worth of Series A Senior Unsecured 9.625% Notes (the “Series A Notes”) with a maturity date of May 30, 2014 and Series D Common Stock Purchase Warrants (the “Series D Warrants”) with an exercise price of $0.75 per share.  On May 16, 2014, the Company’s Board of Directors approved an amendment to the SPA (the “Amendment”), whereby the maturity date of the Series A Notes would be extended to May 30, 2015.

As consideration for the Amendment, the Company has agreed to reduce the exercise price of the Series D Warrants to $0.30 per share and issue an additional Series D Warrant (the “Additional Warrants”) to each of the Purchasers.  The Additional Warrants shall be issued for the purchase of up to the number of shares of common stock of the Company equal to 100% of the quotient of the amount each Purchaser holds divided by $1.00.  The Additional Warrants shall be exercisable at a purchase price of $0.30 per share for a period of five (5) years.

James J. Cerna, Jr., a director of the Company, is the holder of $100,000 worth of the Series A Notes.

The foregoing is a summary of the material terms and conditions of the UPRA, the Restated Limited Liability Company Agreement, the Amendment and related securities and is qualified by reference to the agreements and forms of amended securities, copies of which are filed as exhibits to this report, and which are incorporated herein by reference.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 16, 2014, the Company’s Board of Directors made the following appointments and changes to its management team: Randy Griffin, the Company’s Chief Executive Officer, was named President of the Company; J. Clint Unruh ceased serving as Executive Vice President and was appointed Chief Operating Officer of the Company; and Ray Unruh was appointed Executive Vice President of the Company while retaining his current position as Corporate Secretary.

For more information about these officers, please refer to Item 10 of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission (the “SEC”) on March 31, 2014.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that, while these exhibits constitute public disclosure under the federal securities laws, they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Unit Purchase and Redemption Agreement, dated May 16, 2014
10.2	Amendment to Amended and Restated Limited Liability Company Agreement, dated May 16, 2014
10.3	Form of Amendment No. 1 to Securities Purchase Agreement
10.4	Form of Amendment to 9.625% Senior Unsecured Promissory Note
10.5	Form of Amendment to Series D Common Stock Purchase Warrant
10.6	Form of Series D Warrant*

*Filed with the SEC on March 28, 2013, as exhibit No. 4.2 to the Registrant’s Current Report on Form 8-K, dated March 20, 2013, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: May 22, 2014	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer